UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware		001-13646	13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2019, Lippert Components, Inc. (“Buyer”), a wholly-owned subsidiary of LCI Industries (the “Registrant”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Curt Acquisition Holdings, LLC (“Seller”) and Curt Acquisition Holdings, Inc. (“Curt”), a leading manufacturer and distributor of branded towing products and truck accessories for the aftermarket. The Purchase Agreement provides that, among other things, and subject to the terms and conditions of the Purchase Agreement, Buyer will acquire from Seller all of the outstanding shares of capital stock of Curt. Following the transaction, Curt and its subsidiaries will become indirect wholly-owned subsidiaries of the Registrant.

Under the terms of the Purchase Agreement, the consideration for the acquisition will consist of an all-cash purchase price of approximately $340.0 million, subject to adjustment based on a determination of closing net working capital, cash, transaction expenses and indebtedness (which transaction expenses and indebtedness Buyer will pay on behalf of Seller and Curt). Under the Purchase Agreement, a total of approximately $13.8 million of the initial consideration will be deposited into escrow accounts at closing for purposes of satisfying certain post-closing purchase price adjustments and indemnification claims.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties. The Purchase Agreement also provides that the parties will indemnify each other for certain liabilities arising under the Purchase Agreement, subject to various limitations, including, among other things, deductibles, caps and time limitations. Buyer has obtained representation and warranty insurance that provides coverage for certain breaches of, and inaccuracies in, representations and warranties made by Seller and Curt in the Purchase Agreement, subject to exclusions, deductibles and other terms and conditions.

The closing of the acquisition is subject to customary closing conditions, including, among other things: the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the absence of any judgment, decree or order preventing the consummation of the transactions contemplated by the Purchase Agreement; the accuracy of the representations and warranties contained in the Purchase Agreement (subject to various exceptions and qualifications); the absence of a material adverse effect with respect to Curt and its subsidiaries; and compliance with the covenants in the Purchase Agreement, in all material respects. Buyer’s obligation to close is not subject to any condition related to the availability of financing. The Purchase Agreement contains certain termination rights, including that either Buyer or Seller may terminate the Purchase Agreement if the transaction is not completed by February 19, 2020.

The cash consideration to be paid by Buyer at closing is expected to be financed with a combination of cash on hand, borrowings under Buyer’s revolving credit facility, and/or a potential new incremental term loan under Buyer’s credit agreement.

The foregoing description of the Purchase Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement is described herein to provide investors with information regarding the terms of the transaction. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the purposes of the Purchase Agreement; were made only as of specified dates and do not reflect subsequent information; were made solely for the benefit of the parties thereto; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures that modify, qualify and create exceptions to such representations, warranties and covenants; were made for the purposes of allocating risk between the parties thereto instead of establishing matters of fact; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties, their affiliates or their respective businesses. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Registrant’s public disclosures.

Item 7.01 Regulation FD Disclosure.

        On November 22, 2019, the Registrant issued a press release announcing entry into the Purchase Agreement. A copy of the press release is being furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

        (d) Exhibits

         Exhibit Index:

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of November 21, 2019, by and among Lippert Components, Inc., Curt Acquisition Holdings, LLC and Curt Acquisition Holdings, Inc.

99.1	Press Release, dated November 22, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This Form 8-K and the exhibits hereto contain forward-looking statements, including statements relating to the completion of the proposed transaction. These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including (i) conditions to the closing of the transaction may not be satisfied; (ii) the transaction may involve unexpected costs, liabilities or delays; (iii) the Registrant’s business or stock price may suffer as a result of uncertainty surrounding the transaction; (iv) the Registrant may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; (v) the Registrant may be unable to successfully integrate Curt and its subsidiaries’ operations into its own, or such integration may be more difficult, time consuming or costly than expected; (vi) following the transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (vii) the outcome of any legal proceedings related to the transaction; (viii) the Registrant may be adversely affected by other economic, business, and/or competitive factors; (ix) risks that the pending transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending transaction; (x) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all; and (xi) the risks described from time to time in the Registrant’s reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, subsequent Quarterly Reports on Form 10-Q and in other of the Registrant’s filings with the Securities and Exchange Commission.

All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Registrant undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated:	November 22, 2019